UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2019

ABIOMED, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-09585	04-2743260
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22 Cherry Hill Drive
Danvers, Massachusetts 01923

(Address of Principal Executive Offices, including Zip Code)

(978) 646-1400

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	ABMD	The NASDAQ Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers.

(e) As previously disclosed, on March 22, 2019, William J. Bolt announced his retirement from his position as Senior Vice President, Regulatory and Clinical Programs of ABIOMED, Inc. (the “Company”), effective April 1, 2019.

In connection with Mr. Bolt’s retirement from the Company, Mr. Bolt and the Company entered into a consulting services agreement (the “Consulting Agreement”), approved by the Company’s board of directors on, and dated as of, May 31, 2019. Pursuant to the Consulting Agreement, Mr. Bolt will serve as a consultant to the Company, performing such services as requested from time to time for approximately one day per month. The term of the Consulting Agreement begins on May 31, 2019 and continues for 12 months, automatically renewing for an additional 12 months, unless terminated by either Mr. Bolt or the Company, by providing 30 days’ prior written notice. Mr. Bolt will receive compensation of $450 per hour, subject to a maximum $3,600 per diem rate. The Consulting Agreement also confirms that, consistent with the terms of Mr. Bolt’s award agreements under the Second Amended & Restated 2015 Omnibus Incentive Plan, all options outstanding and vested as of May 31, 2019 will remain exercisable until the earlier of 90 days after retirement or the last date on which the options could otherwise be exercised and will thereafter terminate, and all unvested Company equity held as of May 31, 2019 will immediately cease to be exercisable and/or be forfeited upon retirement. Pursuant to the Consulting Agreement, Mr. Bolt will be eligible to receive reimbursements for (a) applicable COBRA insurance premiums, for an amount no greater than $25,000, and (b) reasonable expenses, including airfare, incurred or paid by Mr. Bolt in connection with the performance of the consulting services. The Consulting Agreement contains standard provisions regarding assignment of intellectual property rights, confidentiality and non-solicitation.

The foregoing summary description of the terms of the Consulting Agreement is qualified in its entirety by reference to the full text of the Consulting Agreement, which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) The following exhibit is filed herewith as part of this report:

Exhibit	Description
10.1	Consulting Agreement, dated as of May 31, 2019, between William J. Bolt and ABIOMED, Inc.*

* Management contract or compensatory plan, contract or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ABIOMED, Inc.

	By:	/s/ Todd A. Trapp
Todd A. Trapp Vice President, Chief Financial Officer (Principal Financial and Accounting Officer)
Date: June 3, 2019